UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2017

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2017, the Board of Directors of Sprouts Farmers Market, Inc. (the “Company”) appointed Joseph O’Leary to the Board, as a Class II director with a term expiring at the Company’s 2018 annual meeting of stockholders.  Mr. O’Leary will serve on the Nominating and Corporate Governance Committee of the Board.

Mr. O’Leary will participate in the standard compensation plan for the Company’s independent directors, including eligibility to receive equity grants pursuant to the Company’s 2013 Incentive Plan, as described in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 20, 2017. Mr. O’Leary will also enter into the Company’s form of director and officer indemnification agreement, included as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 9, 2013.

There are no related party transactions between the Company and Mr. O’Leary that would require disclosure under Item 404(a) of Regulation S-K.  There is no arrangement or understanding pursuant to which Mr. O’Leary was elected as a director.

A press release announcing Mr. O’Leary’s appointment to the Company’s Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated October 30, 2017, entitled “Sprouts Farmers Market Adds Joseph O’Leary to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: October 30, 2017	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary